UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2019

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $1.00 per share	MDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On November 18, 2019, the Board of Directors (the “Board”) of McDermott International, Inc. (“McDermott”) appointed Dale Suderman, age 46, as Vice President, Chief Accounting Officer of McDermott. Mr. Suderman will serve as the Company’s principal accounting officer. Mr. Suderman has served as McDermott’s Senior Director, Financial Planning and Analysis since July 2016. Prior to joining McDermott, Mr. Suderman served as Senior Director, Finance for Direct Energy, a subsidiary of Centrica plc, from 2012 to July 2016 and other roles of increasing responsibility, including Senior Director, Residential Controller, Consolidated Planning and Reporting, from 2009 to 2011, Director of Portfolio Management and Analytics, from 2008 to 2009, and Director, Financial Accounting and Reporting, from 2006 to 2008. Previously, Mr. Suderman served in various managerial positions of increasing responsibility at Ernst & Young, LLP, from June 2002 to October 2006, Arthur Andersen, LLP from 1999 to May 2002 and PricewaterhouseCoopers, LLP, from 1998 to 1999.

In connection with his appointment, Mr. Suderman will be entitled to an annual base salary of $285,000 and will be provided with a retention bonus equal to 75% of his annual base salary, subject to his execution of a Retention Bonus Award Agreement in substantially the form approved by the Board on October 17, 2019 and described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2019.

There are no family relationships existing between Mr. Suderman and any director or executive officer of McDermott. Mr. Suderman does not have any interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Suderman and any other person pursuant to which he was appointed as an officer of McDermott.

Appointment of Directors

On November 18, 2019, the Board increased its size from 11 to 13 members and appointed Alan J. Carr and Heather L. Summerfield to the Board and the Finance Committee of the Board.

Mr. Carr and Ms. Summerfield do not have any interests in any transactions requiring disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Carr or Ms. Summerfield and any other person pursuant to which they were appointed as directors.

In connection with their appointments, Mr. Carr and Ms. Summerfield will each receive $300,000 per year, payable quarterly in advance, as well as compensation on a per diem basis at a rate of $5,000 in cash for days on which they devote more than four hours of time to McDermott matters, outside of Board meetings, for meetings or activities outside the scope of normal Board duties.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT INDEX

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Christopher A. Krummel
Christopher A. Krummel
Executive Vice President, Chief Financial Officer

November 22, 2019